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                                                                  EXHIBIT 10.11


                       AMENDMENT TO EMPLOYMENT AGREEMENT


        THIS AMENDMENT TO EMPLOYMENT AGREEMENT, dated as of October 20, 1995, is entered into by and between Tandem Computers Incorporated ("Employer") and Robert C. Marshall ("Executive"), to amend the prior employment agreement previously entered into between Employer and Executive on May 19, 1995 (the "Employment Agreement").

        In consideration of the respective undertakings of Employer and Executive set forth below, Employer and Executive agree as follows:

        1. Executive will retire from employment with Employer on December 31, 1995. However, for all purposes of the Employment Agreement it is agreed that Executive shall be treated in the same manner as if Employer terminated the Period Employment of Executive without Cause (as such terms are used in the Employment Agreement) on December 31, 1995.

        2. The following payments and benefits shall be due to Executive pursuant to Section 5.02(d) of the Employment Agreement:

                (i) Pursuant to Section 5.02(d)(i) of the Employment Agreement, Executive will be paid his annual base salary at the current rate through December 31, 1995.

               (ii) Section 5.02(d)(ii) of the Employment Agreement is modified as follows. Executive shall receive any annual bonus to which he may be entitled under the Employer's Targeted Income Plan or other applicable bonus plan or program for the fiscal year ended September 30, 1995. Executive shall receive the special bonus described in Section 3 below, in lieu of any other bonus for the period from October 1 through December 31, 1995.

              (iii) In satisfaction of Section 5.02(d)(iii) of the Employment Agreement, Executive will receive a lump sum payment in the amount of $1,274,334 on January 5, 1996.

               (iv) Pursuant to Section 5.02(d)(iv) of the Employment Agreement, Executive will continue to receive the benefits described in
Section 4.04 of the Employment Agreement for three years beginning on January 1, 1996 and ending on December 31, 1998.

                (v) Pursuant to Section 5.02(d)(v) of the Employment Agreement, Executive will continue to receive the fringe benefits and perquisites described in Section 4.05 of the Employment Agreement for three years beginning on January 1, 1996 and ending on December 31, 1998.
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                (vi)   Pursuant to Section 5.02(d)(vi) of the Employment
Agreement, Employer will make a 100% vested Employer contribution on behalf of Executive to Employer's Deferred Compensation Plan in the amount of $500,000 on December 31, 1995.

                (vii) In satisfaction of Section 5.02(d)(vii) of the Employment Agreement, Employer will make a lump sum payment of $50,000 to Executive on January 5, 1996.

                (viii) Section 5.02(d)(viii) of the Employment Agreement is modified as follows. Employer will extend all Employer loan guarantees and renew any Employer loans to Executive only for a period of one year through December 31, 1996.

        3. Employer will pay a special lump sum bonus to Executive in the amount of $375,000 on January 5, 1996. This bonus will be in lieu of any other bonus for the period from October 1 through December 31, 1995, and may be utilized by Executive to reduce his outstanding loans which are guaranteed by Employer.

        4. Executive's rights under his outstanding stock options will be determined under the terms of the applicable plans and agreements based on termination of Executive's employment on December 31, 1995, except that all of Executive's stock options which are vested at the time of his termination of employment will remain outstanding and may be exercised at any time on or before (i) December 31, 1998, or (ii) the original expiration date of the applicable stock option, whichever occurs first.

        5. Pursuant to Section 5.02(e) of the Employment Agreement, Executive will execute and deliver a release and settlement agreement in favor of Employer in a form satisfactory to Employer on or before January 5, 1996.


        6. The special provisions contained in Section 5.03 of the Employment Agreement which apply in connection with a Change in Control will continue to apply if a Change in Control of Employer is publicly announced on or before December 31, 1995. However, it is agreed that Section 5.03(h) will apply to Executive after December 31, 1995, and Executive shall be entitled to receive a full "Gross-Up Payment" thereunder, in the event that any payments which are made to Executive by Employer are subject to an Excise Tax (as defined therein).

        7. Executive shall be entitled to retain, without charge, the Apple Power Book Model 540C which he currently uses.

        8. Executive will resign from the Boards of Directors of Employer and its subsidiaries effective as of December 31, 1995.

        9. Employer will pay legal fees charged by Munger, Tolles & Olson in connection with entering into this Amendment to

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Employment Agreement. Employer will make a tax gross up payment to Executive, if necessary, to offset any taxable income which is reportable for or realized by Executive with respect to these legal fees.

        10. Except as otherwise expressly provided in this Amendment to Employment Agreement, all provisions of the Employment Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, Employer and Executive have executed this Amendment to Employment Agreement as of the date set forth in the first paragraph hereof.

   EMPLOYER:                         TANDEM COMPUTERS INCORPORATED


                                     By   Thomas J. Perkins
                                         ------------------------------------
                                     Its  Chairman of the Board
                                         ------------------------------------

   EXECUTIVE:                             Robert C. Marshall
                                         ------------------------------------
                                          Robert C. Marshall


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